CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-175770 on Form N-1A of our report dated September 29, 2011, relating to the statements of assets and liabilities of BPV Family of Funds, including BPV Core Diversification Fund and BPV Wealth Preservation Fund, appearing in Part C of such Registration Statement, and to the references to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
September 29, 2011